GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

FEBRUARY 1, 2006	GERMAN AMERICAN BANCORP REPORTS RECORD 2005 EARNINGS

German American Bancorp, Jasper, Indiana, (NASDAQ: GABC) reported today that 2005 earnings achieved record levels in terms of both net income and earnings per share. The Company’s 2005 net income of $9,721,000, or $0.89 per share, represents the highest level of earnings in the Company’s history and approximates a 35% increase over last year’s net income of $7,239,000, or $0.66 per share.

2005 fourth quarter earnings continued the Company’s recent trend of solid quarterly financial performance with net income of $2,431,000, or $0.22 per share, increasing significantly from the $579,000, or $0.05 per share, recorded in the fourth quarter of 2004. The prior year fourth quarter results were reduced by the recording of a non-cash, other than temporary impairment charge related to certain securities held in the Company’s investment portfolio.

In addition to the effect of the securities impairment charge, the earnings comparison of 2005 to 2004 was positively impacted by improvements in both net interest income and tax-equivalent net interest margin, as well as increases in the level of other non-interest income. The Company’s net interest income increased by approximately $1 million while the net interest margin improved to 3.92% in 2005 from 3.86% in 2004.

Non-interest income (not including net gain on the sales of loans and related assets and net loss on securities) increased in 2005 by nearly $900,000, representing a 7% increase in this growing component of the Company’s revenue. The combined increases in net interest income and other non-interest income of approximately $1.9 million were somewhat offset by increased operating expenses of slightly over $800,000, the majority of which was attributable to higher employee health insurance costs.

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

Mark A. Schroeder, President & Chief Executive Officer of German American, commenting on the Company’s record financial performance stated, “It is extremely gratifying to have been able to deliver record financial performance during 2005 for the benefit of our shareholders. The historic low level of interest rates and difficult economic conditions over the past several years has certainly presented a challenging environment relative to our Company’s financial and stock performance.”

Schroeder continued, “Throughout this period, we have maintained our focus on growing and enhancing shareholder value with a long-term perspective, and we are pleased that our steadfast commitment has been rewarded in terms of this achievement of the highest level of reported annual net income and earnings per share in the Company’s history. We’re hopeful that the combination of this past year’s record financial performance and our stock’s extremely attractive dividend yield will positively impact our stock’s long-term performance.”

The Company also announced its Board of Directors has declared a regular quarterly cash dividend of $0.14 per share which will be payable on February 20, 2006 to shareholders of record as of February 10, 2006.

German American Bancorp is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s National Market System under the symbol GABC. Including Stone City Bank, which was acquired January 1, 2006, the Company now operates six affiliated community banks with 29 retail banking offices in the nine contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Perry, Pike, and Spencer. The Company also operates German American Financial Advisors & Trust Company, a trust, brokerage and financial planning subsidiary operating from the banking offices of the bank subsidiaries and German American Insurance, Inc., a full-line property and casualty insurance subsidiary with five independent insurance offices throughout its market area. The Company’s lines of business include retail and commercial banking, mortgage banking, comprehensive wealth management, full service brokerage and trust administration, title insurance, and a full range of personal and corporate insurance products.

GERMAN AMERICAN BANCORP

NEWS RELEASE

For additional information, contact:

Mark A Schroeder, President/CEO of German American Bancorp

Bradley M. Rust, Senior Vice President/CFO of German American Bancorp

(812) 482-1314

Forward-Looking Statements

German American’s statements in this press release regarding financial performance, dividend yield, and long-term stock performance may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors which could cause actual results and experience to differ from these expectations include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; changes in general economic conditions, either nationally or regionally, resulting in, among other things, credit quality deterioration; capital management activities; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	December 31,
	2005	2004
ASSETS
Cash and Due from Banks	$27,644	$23,312
Short-term Investments	5,287	24,354
Investment Securities	189,834	194,994

Loans Held-for-Sale	1,901	3,122

Loans, Net of Unearned Income	651,956	629,793
Allowance for Loan Losses	(9,265)	(8,801)

Net Loans	642,691	620,992

Stock in FHLB and Other Restricted Stock	14,095	13,542
Premises and Equipment	20,233	20,231
Goodwill and Other Intangible Assets	6,201	4,172
Other Assets	38,581	37,375

TOTAL ASSETS	$946,467	$942,094

LIABILITIES
Non-interest-bearing Demand Deposits	$130,383	$123,127
Interest-bearing Demand, Savings, and
Money Market Accounts	307,664	305,341
Time Deposits	308,774	321,915

Total Deposits	746,821	750,383

Borrowings	105,394	95,614
Other Liabilities	11,997	12,428

TOTAL LIABILITIES	864,212	858,425

SHAREHOLDERS' EQUITY
Common Stock and Surplus	74,427	77,715
Retained Earnings	9,391	5,778
Accumulated Other Comprehensive Income / (Loss)	(1,563)	176

TOTAL SHAREHOLDERS' EQUITY	82,255	83,669

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$946,467	$942,094

END OF PERIOD SHARES OUTSTANDING	10,643,514	10,898,241

BOOK VALUE PER SHARE	$7.73	$7.68

Consolidated Statements of Income

	Three Months Ended December 31,		Years Ended December 31,
	2005	2004	2005	2004

INTEREST INCOME
Interest and Fees on Loans	$11,249	$9,977	$41,751	$39,257
Interest on Short-term Investments	122	60	316	129
Interest and Dividends on Investment Securities	2,074	2,052	8,130	8,324

TOTAL INTEREST INCOME	13,445	12,089	50,197	47,710

INTEREST EXPENSE
Interest on Deposits	3,991	2,810	13,389	11,747
Interest on Borrowings	1,196	1,153	4,595	4,724

TOTAL INTEREST EXPENSE	5,187	3,963	17,984	16,471

Net Interest Income	8,258	8,126	32,213	31,239
Provision for Loan Losses	178	487	1,903	2,015
Net Interest Income after
Provision for Loan Losses	8,080	7,639	30,310	29,224

NON-INTEREST INCOME
Net Gain on Sales of Loans and Related Assets	301	152	1,000	975
Net Loss on Securities	—	(3,683)	—	(3,678)
Other Non-interest Income	3,207	3,112	13,194	12,323

TOTAL NONINTEREST INCOME	3,508	(419)	14,194	9,620

NON-INTEREST EXPENSE
Salaries and Benefits	4,919	4,170	18,511	17,814
Other Noninterest Expenses	3,358	2,900	12,937	12,795

TOTAL NONINTEREST EXPENSE	8,277	7,070	31,448	30,609

Income before Income Taxes	3,311	150	13,056	8,235
Income Tax Expense	880	(429)	3,335	996

NET INCOME	$2,431	$579	$9,721	$7,239

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.22	$0.05	$0.89	$0.66

WEIGHTED AVERAGE SHARES OUTSTANDING	11,009,579	10,898,241	10,890,987	10,914,622

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,010,866	10,930,708	10,895,655	10,948,131

EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.03%	0.25%	1.05%	0.78%
Annualized Return on Average Equity	11.06%	2.78%	11.51%	8.77%
Net Interest Margin	3.92%	3.96%	3.92%	3.86%
Efficiency Ratio(1)	68.70%	87.20%	66.00%	72.00%
Net Overhead Expense to Average Earning Assets(2)	2.20%	3.49%	2.02%	2.46%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.32%	0.37%	0.26%	0.24%
Allowance for Loan Losses to Period End Loans			1.42%	1.40%
Non-performing Assets to Period End Assets			1.71%	0.72%
Non-performing Loans to Period End Loans			2.41%	1.04%

(1)        Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)        Net Overhead Expense is defined as Total Non-interest Income less Total Non-interest Expense.